                                 EXHIBIT 10.60
                                 -------------


                              EMPLOYMENT AGREEMENT

     AGREEMENT by and between Brown Sharpe Manufacturing Company ("Company"), a Delaware corporation with its principal place of business at 200 Frenchtown Road, North Kingstown, RI 02852, and Frank T. Curtin of One Underdown Road, Ann Arbor, Michigan 48105 (the "Executive"), effective as of May 2, 1995.

     WHEREAS, the operations of the Company require new leadership by an individual qualified for this task;

     WHEREAS, the Executive is possessed of certain experience and expertise that qualify him to provide the direction and leadership required by the Company; and

     WHEREAS, subject to the terms and conditions hereinafter set forth, the Company wishes to employ the Executive as its President and Chief Executive Officer and the Executive wishes to accept such employment;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree:

     1. Employment.  Subject to the terms and conditions set forth in this
        ----------
Agreement, the Company hereby offers and the Executive hereby accepts employment.

     2. Term.  Subject to earlier termination as hereafter provided, the
        ----
Executive's employment hereunder shall be for a term of three (3) years, commencing on the effective date hereof, and may be extended or renewed only by a written agreement signed by the Executive and an officer of the Company expressly authorized by the Company's Board of Directors. The term of this Agreement, as from time to time extended or renewed, is hereafter referred to as "the term of this Agreement" or "the term hereof".

     3. Capacity and Performance.
        ------------------------

     a. During the term hereof, the Executive shall serve the Company as its President and Chief Executive Officer.

     b. During the term hereof, the Executive shall be employed by the Company on a full-time basis and shall have the leadership of and be responsible to the Board of Directors for all operations of the Company and shall have all powers and duties consistent with such position, subject to the direction of the Board.

     c. During the term hereof, and subject to the provisions of Section 9.d, the Executive shall devote his full business time (other than vacations) and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and to the discharge of his duties and responsibilities hereunder, except as provided in Section 9.d. The Executive shall not engage in any other business activity or serve in any industry, trade, governmental position during the term of this Agreement, except as may be approved by the Board.

     d. The Company agrees to propose and recommend to the Board of Directors that the Executive be elected by the Board as a director to fill the unexpired term of Fred Stuber, upon Mr. Stuber's resignation as a director on the date hereof, and the Company further agrees to propose and recommend to the shareholders of the Company at each appropriate Annual Meeting of such shareholders during the term hereof, the re-election of the Executive as a member of the Board.

     e. The Executive agrees that he shall as soon as practicable move his residence and home to Rhode Island, to be able to be close to the Company's headquarters at North Kingstown, Rhode Island.

     4.  Compensation and Benefits.  As compensation for all services performed
         -------------------------
by the Executive under and during the term hereof and subject to performance of the Executive's duties and of the obligations pursuant to this Agreement:

     a.  Base Salary.  During the term hereof, the Company shall pay the
         -----------
Executive base salary at the rate of Three Hundred Thousand Dollars ($300,000) per annum, payable weekly in accordance with the payroll practices of the Company for its executives, and subject to increase from time to time by the Board, in its sole discretion. Such base salary, as from time to time in effect is hereafter referred to as the "Base Salary".

     The Executive shall have the right to defer portions of Base Salary and of Annual Incentive Award, until a date in a later year, including a date beyond the termination of his employment with the Company, under provisions that are mutually satisfactory to the Executive and the Salary Committee of the Board of Directors.

     b.  Annual Incentive Award.  Executive shall be entitled to an annual
         ----------------------
incentive award (the "Incentive Award") payable in cash by February 28 of the following year in an amount up to but not exceeding (i) One Hundred Fifty Thousand Dollars ($150,000), with all or such portion thereof as is "earned out" to be dependent, on a sliding scale, on the extent to which the Committee determines that the Executive has met in each fiscal year, commencing with the year 1996, the objectives previously established for that fiscal year by the Compensation Committee, after consultation with the Executive as to the establishment of such objectives (the "Incentive Award Objectives"). For fiscal 1995 the Executive shall receive a guaranteed Incentive Award of $75,000, payable by February 28, 1996.

     The Incentive Award Objectives shall be established for each fiscal year, commencing with the year 1996, by February 28 of such year by the Committee, after consultation with the Executive. The determination as to the amount of the Incentive Award payable in respect of each year shall be made by the Committee by not later than March 15 of the following year, and the amount so determined shall be promptly paid by the Company, unless the Executive shall have, prior to the beginning of the year in respect of which the Incentive Award is payable, by written notice to the Company, elected to defer payment until January 2 of such other year as is approved by the Committee. Cash amounts deferred shall bear interest at a rate equal to the average rate of interest at which the Company borrows (or can borrow) short term funds from its regular banks during the year.

     If this Agreement is terminated under Sections 5a. or 5d., any Incentive Award in respect of the fiscal year in which such termination occurs to which the Executive would be entitled (as subsequently determined by the Compensation Committee) shall be pro-rated based upon the actual number of days elapsed in such fiscal year through and including the effective date of such termination. If this Agreement is terminated under Section 5b., any Incentive Award in respect of the fiscal year in which such termination occurs to which the employee would be entitled (as subsequently determined by the Compensation Committee) shall be pro-rated based on the actual number of days elapsed in such fiscal year through and including the last date prior to the Executive's first becoming disabled. Any Incentive Award in respect of the fiscal year in which the Executive is disabled (but in which year this Agreement has not been terminated on account of disability under Section 5b.) to which the Executive would be entitled (as subsequently determined by the Compensation Committee) shall be pro-rated, based on the actual number of days elapsed in such fiscal year through and including the last date prior to the Executive's first becoming disabled.

     Any and all questions as to interpretation of any Incentive Award Objectives or any Incentive Award shall be conclusively determined by the Committee in good faith after consultation with the Executive.

     c.  Stock Options.  The Executive shall receive options, which are
         -------------
non-statutory, non-incentive stock options, to purchase Two Hundred Thousand (200,000) shares (the "Shares") of Class A Common Stock of the Company exercisable at the market price on the New York Stock Exchange at the close of business on the effective date of the grant by the Salary Committee of the Board of Directors under the Company's Equity Incentive Plan (the "Plan"), subject to approval of the stockholders of amendments to the Plan as proposed to be acted upon at the May 3 1995 Annual Meeting of Stockholders. The Options have a term of ten (10) years, will become exercisable, so long as the Executive is an employee of the Company under this Agreement (or some other agreement), and subject to the provisions of the Plan for post-termination of employment exercise or option termination as the case may be as follows:

From and After May 3, 1997 exercisable as to 50% of the Shares;
From and After May 3, 1998 exercisable as to an additional 25% of the Shares;
and
From and After May 3, 1999 exercisable as to an additional 25% of the Shares

     The full terms of the Options shall be set forth in the form of Option Certificate attached as Exhibit A (and the Equity Incentive Plan incorporated thereby), which shall be the controlling document in all cases.

     d.  Vacations.  During the term hereof, the Executive shall be entitled to
         ---------
four (4) weeks of vacation per annum, to be taken at such times and intervals as shall be determined by the Executive, subject to the reasonable business needs of the Company.

     e.  Medical and Hospitalization Insurance.  The Executive (and his family)
         -------------------------------------
shall be entitled to participate in the Medical and Hospitalization Insurance benefit plan for Company employees, and the Long-Term Disability Plan for Company employees.

     f.  Life Insurance.  The Executive shall be entitled to participate in the
         --------------
Life Insurance benefit plan for Company employees.

     g.  SERP.  The Company has a Supplemental Executive Retirement Plan, a copy
         ----
of which has been provided to Executive. The Company agrees to credit annually to said Plan (or a new plan solely for the Executive) on January 2 for the benefit of the Executive's account thereunder an amount equal to 10% of Base Salary paid during the prior fiscal year. Distributions from the SERP shall be made as provided therein. The Company agrees to enter into a SERP for the benefit of the Executive as soon as practicable after the date hereof.

     h.  Other Benefits.  During the term hereof, and subject to the eligibility
         --------------
criteria of and any contribution thereto generally required of executives of the Company, the Executive shall be entitled to participate in any other employee benefit plans from time to time in effect for executives of the Company generally, including the Company Savings and Retirement Plan for Management Employees, the Company ESOP and the Amended Profit Incentive Plan, except to the extent that the Annual Incentive Award provided for in Section 4b above shall preclude any annual award under the Amended Profit Incentive Plan and except to the extent that such other plans are in a category of benefit otherwise provided to the Executive under this Agreement. The Executive is not precluded from receiving an additional award under the Equity Incentive Plan.

     The Company may alter, modify, add to or delete its employee benefit plans at any time as it, in its sole judgment, determines to be appropriate. In addition, it is understood that, contingent upon the Company attaining profitable operations, the Salary Committee of the Board of Directors will undertake a review of the Company's various compensation, incentive and retirement programs and its other employee benefit programs, in which review the Executive will be asked to participate.

     i.  Business Expenses.  The Company shall pay or reimburse the Executive
         -----------------
for all reasonable business expenses of the Executive in the performance of his duties and responsibilities hereunder, subject to such reasonable substantiation and documentation as may be specified by the Company from time to time.

     j.  Lump Sum Payment.  The Company shall pay the Executive within seven (7)
         ----------------
days of the effective date of this Agreement an amount equal to $50,000, which shall be used by the Executive in connection with the sale of his house in Michigan, purchase of a house in Rhode Island and the like. In addition, the Company shall reimburse the Executive for moving expenses from Michigan to Rhode Island and for the reasonable cost of interim lodging until such time as the Executive has moved into a house in Rhode Island and of interim travel expenses to and from his present residence in Michigan and Rhode Island interim lodging.

     5.  Termination of Employment and Severance Benefits.  Notwithstanding the
         ------------------------------------------------
provisions of Section 2 hereof, the Executive's employment hereunder shall terminate prior to the expiration of the term of this Agreement under the following circumstances:

     a.  Death.  In the event of the Executive's death during the term hereof,
         -----
the Company shall pay to the Executive's designated beneficiary or, if no beneficiary has been designated by the Executive, to his estate, any earned and unpaid Base Salary that is earned but unpaid, pro-rated through the date of his death and payment or reimbursement of business expenses accrued prior to the date of death.

     b.  Disability.
         ----------

             i. The Company may terminate the Executive's employment hereunder, upon thirty (30) days written notice to the Executive, in the event that the Executive becomes disabled during his employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder for one hundred twenty (120) consecutive days during any period of three hundred and sixty-five (365) consecutive calendar days.

            ii. The Board may designate another employee to act in the Executive's place during any period of the Executive's disability prior to termination as provided in b.i above. Notwithstanding any such designation, the Executive shall continue to receive from the Company (or under a disability plan) the Base Salary in accordance with Section 4a and benefits in accordance with other portions of Section 4 (other than 4b., except to the extent that payment of an Incentive Award is expressly provided for therein), to the extent permitted by the then-current terms of the applicable benefit plans until the termination of his employment.

           iii. The Executive shall be entitled to participate in the Company's long-term disability plan, to the same extent as other employees.

            iv. If any question shall arise as to whether during any period the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company, to whom the Executive or his duly appointed guardian has no reasonable objection, to determine whether the Executive is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit to such medical examination, the Company's determination of the issue shall be binding on the Executive.

     c.  By the Company for Cause.  The Company may terminate the Executive's
         ------------------------
employment hereunder for Cause at any time upon written notice to the Executive setting forth in reasonable detail the nature of such Cause, and the Executive's failure to cure within thirty (30) days. The following, as determined by the Board in its reasonable judgment, shall constitute Cause for termination:

         The Executive's willful failure to perform (other than by reason of disability) or negligence (measured against standards generally prevailing in the Company's industry) in the performance of his material duties and responsibilities to the Company; or other deliberate willful action by the Executive that is materially harmful to the business, interests or reputation of the Company;

     For purposes of Section 5c., no act, or failure to act, shall be "willful" unless done, or omitted to be done, without reasonable belief that the action or omission was in the best interests of the Company.

     Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a notice of termination, and such termination shall have been approved by the vote of two-thirds of the members of the Board of Directors at a meeting of the Board (after reasonable notice to the Executive and an opportunity for him, together with counsel, to be heard before the Board of Directors) finding that, in the good faith opinion of the Board of Directors, the above standard of termination for Cause was met in such case and that such Cause was not cured.

     Upon the giving of notice of termination of the Executive's employment hereunder for Cause following the Executive's failure to cure, the Company shall have no further obligation or liability to the Executive, other than for Base Salary earned and unpaid at the date of termination, any Incentive Award that is determined to be earned in accordance with Section 4b. and this Section, and for payments or reimbursement of business expenses accrued prior to the date of termination. Upon termination of employment for Cause, all options shall terminate.

     For purposes of this Section 5c., so long as the Executive is an employee of the Company at the end of the fiscal year in respect of which an Incentive Award is subsequently determined by the Committee to be payable, he (or his estate in the event of his subsequent death) shall be entitled to receive the Incentive Award so determined by the Compensation Committee by not later than March 15 of the following year, whether or not he is on that date of determination an employee of the Company.

     d.  By the Company Other than for Cause.  The Company may terminate the
         -----------------------------------
Executive's employment hereunder other than for Cause at any time upon notice to the Executive, provided that the Board of Directors determines, after consultation with the Executive and after setting forth the reasons for the Board's actions, that retention of the Executive as the Chief Executive Officer would no longer be in the best interests of the Company. In the event of such termination, then for the remaining period of the term of this Agreement, the Company shall continue to pay the Executive the Base Salary at the rate in effect on the date of termination, provided that the period under which Base Salary shall be payable under this Section shall in no event be less than twelve
(12) months, and provided further that this 12 month provision shall continue in effect if the Executive remains an employee of the Company after the expiration of the term of this Agreement and is later terminated by the Company other than for cause.

     Subject to any employee contribution applicable to the Executive on the date of termination, the Company shall continue to contribute, for such remaining period of the term of this Agreement, to the cost of the Executive's participation (including his family) in the Company's group medical and hospitalization insurance plans and group life insurance plan, provided that the Executive is entitled to continue such participation under applicable law and plan terms. Options which are exercisable immediately prior to any such termination shall be exercisable in accordance with the provisions of the Plan.

     Reference is made to the applicable provisions of the next to last paragraph of Section 4b. The provisions of this subsection 5d shall control the provisions of Section 4c.

     e.  By the Executive for Good Reason Following a Change in Control.  The
         --------------------------------------------------------------
Executive may terminate his employment hereunder for Good Reason following a Change in Control (as defined below), upon notice to the Company setting forth in reasonable detail the nature of such Good Reason, and the Company's failure to remedy such matter within thirty (30) days. The following shall constitute Good Reason for termination by the Executive:

           i. Failure of the Company to continue the Executive in the position of President and Chief Executive Officer;

          ii. Material diminution in the nature or scope of the Executive's responsibilities, duties or authority; or

         iii. Material failure of the Company to provide the Executive the Base Salary and benefits in accordance with the terms of Section 4 hereof (including the Incentive Award to the extent earned out as determined in Section 4b. above).

In the event of termination in accordance with this Section 5e, then, for the remaining term of this Agreement, the Company shall continue to pay the Executive the Base Salary at the rate in effect on the date of termination. Subject to any employee contribution applicable to the Executive on the date of termination, the Company shall continue to contribute for such remaining period of the term of this Agreement to the cost of the Executive's participation (including his family) in the Company's group medical and hospitalization insurance plans and group life insurance plan, provided that the Executive is entitled to continue such participation under applicable law and plan terms. Options exercisable immediately prior to any such termination shall be exercisable in accordance with the provisions of the Plan.

     The provisions of this subsection 5e shall control the provisions of Sections 4b and 4.c.

     6.  Effect of Termination.  The provisions of this Section 6 shall apply
         ---------------------
to termination due to the expiration of the term, termination pursuant to
Section 5 or otherwise.

     a. Except for benefits continued pursuant to Section 5.d and Section 5.e, benefits shall terminate pursuant to the terms of the applicable benefit plans based on the date of termination of the

Executive's employment without regard to any continuation of Base Salary or other payment to the Executive following such date of termination.

     b. Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable fully to accomplish the purposes of such provision, including without limitation the obligations of the Executive under Sections 7, 8 and 9 hereof. The obligation of the Company to make payments to or on behalf of the Executive under Section 5d and 5e hereof is expressly conditioned upon the Executive's continued full performance of obligations under Sections 7, 8 and 9 hereof. The Executive agrees that, except as expressly provided in Section 5d and 5e, no compensation is earned after termination of employment or as a result of termination of employment.

     7.  Confidential Information.
         ------------------------

     a. The Executive acknowledges that the Company and its Subsidiaries continually develop Confidential Information, that the Executive may develop Confidential Information for the Company or its Subsidiaries and that the Executive may learn of Confidential Information during the course of employment. The Executive will comply with the policies and procedures of the Company and its Subsidiaries for protecting Confidential Information and shall never disclose to any Person (except as required by applicable law or for the proper performance of his duties and responsibilities to the Company and its Subsidiaries), or use for his own benefit or gain, any Confidential Information obtained by the Executive incident to his employment or other association with the Company or any of its Subsidiaries. The Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.

     b. All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Subsidiaries and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company and its Subsidiaries. The Executive shall safeguard all Documents and shall surrender to the Company at the time his employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Executive's possession or control.

     8.  Assignment of Rights to Intellectual Property.  The Executive shall
         ---------------------------------------------
promptly and fully disclose all Intellectual Property to the Company. The Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Executive's full right, title and interest in and to all Intellectual Property. The Executive agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company and to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. The Executive will not charge the Company for time spent in complying with these obligations. All copyrightable works that the Executive creates shall be considered "work made for hire".

     9.  Restricted Activities.  The Executive agrees that some restrictions on
         ---------------------
his activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its Subsidiaries, and that the agreed restrictions set forth below will not deprive the Executive of the ability to earn a livelihood:

     a. While the Executive is employed by the Company and for two years after his employment terminates (the "Non-Competition Period"), the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Company or any of its Subsidiaries within the United States, or within any foreign county in which the Products are sold at the date of termination of employment, or undertake any planning for any business competitive with the Company or any of its Subsidiaries. Specifically, but without limiting the foregoing, the Executive agrees not to engage in any manner in any activity that is directly or indirectly competitive with the business of the Company or any of its Subsidiaries as conducted or under consideration at any time during the Executive's employment. Restricted activity also includes without limitation accepting employment or a consulting position with any Person who is, or at any time within twelve (12) months prior to termination of the Executive's employment has been, a distributor of the Company or any of its Subsidiaries. For the purposes of this Section 9, the business of the Company and its Subsidiaries shall include all Products.

     b. The Executive further agrees that while he is employed by the Company and during the Non-Competition Period, the Executive will not hire or attempt to hire any employee of the Company or any of its Subsidiaries, assist in such hiring by any Person, encourage any such employee to terminate his or her relationship with the Company or any of its Subsidiaries, or solicit or encourage any customer or vendor of the Company or any of its Subsidiaries to terminate its relationship with them, or, in the case of a customer, to conduct with any Person any business or activity which such customer conducts or could conduct with the Company or any of its Subsidiaries.

     c. The provisions of this Section 9 shall not be deemed to preclude the Executive from employment during the Non-Competition Period following termination of employment hereunder by a corporation, some of the activities of which are competitive with the business of the Company, if the Executive's employment does not relate, directly or indirectly, to such competitive business, and nothing contained in this Section 9 shall be deemed to prohibit the Executive, during the Non-Competition Period following termination of employment hereunder, from acquiring or holding, solely as an investment, publicly traded securities of any competitor corporation so long as such securities do not, in the aggregate, constitute one-half of 1% of the outstanding voting securities of such corporation.

     Without limiting the foregoing, it is understood that the Company shall not be obligated to continue to make the payments specified in Section 5d and 5e in the event of a material breach by the Executive of the provisions of Sections 7, 8 or 9 of this Agreement, which breach continues without having been cured within 30 days after written notice to the Executive specifying the breach in reasonable detail.

     d. The Executive owns a pre-existing corporation known as Curtin & Associates, Inc. which develops computer software for business applications.
The business of Curtin & Associates, Inc. does not compete with the business of the Company. The Executive does not participate in the day-to-day operations of Curtin & Associates, Inc. and he represents and agrees that his part-time responsibilities to Curtin & Associates, Inc. will not conflict with his obligations under this Agreement. The provisions of this Section 9 shall not preclude the Executive's ownership and part time involvement in the operations of Curtin & Associates, Inc. so long as such business does not compete with the Company.

     10. Enforcement of Covenants.  The Executive acknowledges that he has
         ------------------------
carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 7, 8 and 9 hereof. The Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and its Subsidiaries and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Executive further acknowledges that, were he to breach any of the covenants contained in Sections 7, 8 or 9 hereof, the damage to the Company would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post bond. The parties further agree that, in the event that any provision of
Section 7, 8 or 9 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

     11. Conflicting Agreements.  The Executive hereby represents and warrants
         ----------------------
that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or similar covenants that would affect the performance of his obligations hereunder. The Executive will not disclose to or use on behalf of the Company any proprietary information of a third party without such party's consent.

     12. Indemnification.  The Company shall indemnify the Executive to the
         ---------------
extent provided for Company executive officers in its then current Articles of Incorporation or By-Laws. The Executive agrees to promptly notify the Company of any actual or threatened claim arising out of or as a result of his employment with the Company.

     13. Full Settlement.  Following a termination of employment, the Executive
         ---------------
shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

     14. Definitions.  Words or phrases which are initially capitalized or are
         -----------
within quotation marks shall have the meanings provided in this Section 13 and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

     a. "Confidential Information" means any and all information of the Company and its Subsidiaries that is not generally known by others with whom they compete or do business, or with whom they plan to compete or do business and any and all information not readily available to the public, which, if disclosed by the Company or its Subsidiaries would assist in competition against them. Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, plant operational processes, marketing and financial activities, including costs, profits and sales, of the Company and its Subsidiaries, (ii) the Products and all formulas therefor, (iii) the costs, sources of supply, financial performance and strategic and other business plans of the Company and its Subsidiaries, (iv) the identity and special needs of the customers and suppliers of the Company and its Subsidiaries and (v) the people and organizations with whom the Company and its Subsidiaries have business relationships and those relationships. Confidential Information also includes comparable information that the Company or any of its Subsidiaries have received belonging to others or which was received by the Company or any of its Subsidiaries with any understanding that it would not be disclosed.

     b. "Intellectual Property" means inventions, discoveries, developments, methods, processes, formulas, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Executive (whether alone or with others, whether or not during normal business hours or on or off Company premises) during the Executive's employment that relate to either the Products or any prospective activity of the Company or any of its Subsidiaries.

     c. "Products" mean all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Subsidiaries, together with all services provided or planned by the Company or any of its Subsidiaries, during the Executive's employment.

     d.  A "Change in Control" shall be deemed to have occurred if:

     (a) any person as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than (i) the Company, (ii) members of or trusts for the benefit of the family of Henry D. Sharpe, (iii) Finmeccanica S.A. or its affiliates; (iv) any subsidiary of the Company; (v) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company; or (vi) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, who is or becomes the beneficial owner (as defined in Section 13(d) of the 1934 Act), together with all affiliates and associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing the greater of (A) 35% or more of the combined voting power of the Company's then outstanding securities or (B) more than the combined voting power of the Company's then outstanding securities held in the aggregate by persons in clauses
         (ii) - (v) of this Clause (a);

     (b) the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
         (2) a merger or consolidation affected to implement a recapitalization of the Company (or similar transaction) in which no person (with the exception given and the method of determining beneficial ownership used in clause (a) of this definition) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

     (c) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who, at the beginning of such period, constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
         (a), (b) or (d) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

     (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     15. Withholding.  All payments made by the Company under this Agreement
         -----------
shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

     16. Assignment.  Neither the Company nor the Executive may make any
         ----------
assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that, in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any other Person or transfer all or substantially all of its properties or assets to any other Person, the Company shall require such Person or the resulting entity to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

     17. Severability.  If any portion or provision of this Agreement shall to
         ------------
any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     18. Waiver.  No waiver of any provision hereof shall be effective unless
         ------
made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     19. Notices.  Any and all notices, requests, demands and other
         -------
communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention Chief Financial Officer, with a copy to Ropes & Gray, One International Place, Boston, MA 02110, Attention:
Howard K. Fuguet, Esq., or to such other address as either party may specify by notice to the other.

     20. Medical Physical.  It is understood that the offer by the Company set
         ----------------
forth in this Agreement is subject to the Executive's passing, to the reasonable satisfaction of the Company, a complete medical physical.

     21. Entire Agreement.  This Agreement constitutes the entire agreement
         ----------------
between the parties and supersedes all prior communications, representations and understandings, written or oral, with respect to the terms and conditions of the Executive's employment.

     22. Amendment.  This Agreement may be amended or modified only by a
         ---------
written instrument signed by the Executive and by a expressly authorized officer of the Company.

     23. Governing Law and Consent to Jurisdiction.  This is a Rhode Island
         -----------------------------------------
contract and shall be construed and enforced under and be governed in all respects by the laws of the State of Rhode Island, without regard to the conflict of laws principles thereof. Each of the Company and the Executive (i) irrevocably submits to the jurisdiction of the United States District Court for the District of Rhode Island and to the jurisdiction of the state courts of the State of Rhode Island for the purpose of any suit or other proceeding arising out of or based upon this Agreement or the subject matter hereof and agrees that any such proceeding shall be brought or maintained only in such court, and (ii) waives, to the extent not prohibited by applicable law and agrees not to assert in any such proceedings, any claim that it is not subject personally to the jurisdiction of the above-named courts, that he or it is immune from extraterritorial injunctive relief or other injunctive relief, that any such proceeding brought or maintained in a court provided for above may not be properly brought or maintained in such court, should be transferred to some other court or should be stayed or dismissed by reason of the pendency of some other proceeding in some other court, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

     IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized officer, and by the Executive, as of the date first above written.

THE EXECUTIVE:                     BROWN & SHARPE MANUFACTURING
                                       COMPANY

/s/ Frank T. Curtin                By:  /s/ Henry D. Sharpe, Jr.
-------------------                    ------------------------

                                    Title:  Chairman of the Board of Directors
                                            ----------------------------------